                                                                  EXHIBIT (d)(3)

                                     INTERIM
                         INVESTMENT CONSULTING AGREEMENT

         THIS INTERIM INVESTMENT CONSULTING AGREEMENT (the "Agreement") by and between GARTMORE MUTUAL FUND CAPITAL TRUST, a Delaware business trust (the "Adviser"), and WILSHIRE ASSOCIATES INCORPORATED, a California corporation (the "Advisory Consultant"), made as of _________________, 2002, and effective with respect to series portfolios of Market Street Fund (said portfolios hereinafter referred to collectively as the "Portfolios," and each a "Portfolio") (said Market Street Fund hereinafter referred to as the "Fund"), as specified in this Agreement.

                                   WITNESSETH:

         WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund previously had retained Market Street Investment Management Company ("MSIM") as the Fund's adviser pursuant to a previous investment advisory agreement between the Fund and MSIM, dated January 26, 2001 (hereinafter, the "Previous Investment Advisory Agreement"); and

         WHEREAS, MSIM, pursuant to MSIM's delegated authority under the Previous Investment Advisory Agreement, previously had retained the Advisory Consultant to provide non-discretionary investment advisory services in connection with the Adviser's management of the Portfolios specified in this Agreement, pursuant to a previous investment consulting agreement between MSIM and the Advisory Consultant, dated January 26, 2001 (hereinafter, the "Previous Investment Consulting Agreement"); and

         WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, terminated each of the Previous Investment Advisory Agreement and the Previous Investment Consulting Agreement, effective as of ___________________, 2002; and

         WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, duly approved an "Interim Investment Advisory Agreement," dated as of _______________, 2002, pursuant to Rule 15a-4 under the 1940 Act, and pursuant to which interim agreement the Adviser has been retained to act as investment adviser for the Portfolios of the Fund (said Interim Investment Advisory Agreement hereinafter referred to as the "Advisory Agreement"); and

         WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of the Adviser's duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

         WHEREAS, the Adviser desires to retain the Advisory Consultant to assist the Adviser in developing proposals for the Board as to establishing and revising the investment objective(s), policies, and restrictions of the Portfolios, as specified in this Agreement, and as to identifying, selecting, and evaluating subadvisers to invest and reinvest the assets of the Portfolios, or portions thereof, as specified in this Agreement, and the Advisory Consultant is willing to render these services subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, the Board of Trustees of the Fund, on September 20, 2002, duly approved this Interim Investment Consulting Agreement in compliance with Rule 15a-4 under the 1940 Act.

         NOW, THEREFORE, the Adviser and the Advisory Consultant do mutually agree and promise as follows:

1. APPOINTMENT OF ADVISORY CONSULTANT. The Adviser hereby engages the Advisory Consultant to provide non-discretionary investment advisory services, as described herein, in connection with the Adviser's management of one or more of the portfolios of MARKET STREET FUND (the "Fund") specified in an appendix to this Agreement (each, a "Portfolio"), as this appendix may be amended from time to time under this Agreement ("Appendix A"). Pursuant to this Agreement and subject to the oversight and supervision by the Adviser and the Fund's Board of Trustees (the "Board") and officers, the Advisory Consultant shall, from time to time, assist the Adviser in developing proposals for the Board as to establishing and revising the investment objective(s), policies and restrictions of the Portfolios and identifying, selecting and evaluating subadvisers to invest and reinvest the assets of the Portfolios, or portions thereof.

2. ACCEPTANCE OF APPOINTMENT BY ADVISORY CONSULTANT. The Advisory Consultant hereby accepts the engagement by the Adviser in the foregoing capacity and agrees, at the Advisory Consultant's own expense, to render the services set forth herein and to provide the office space, furnishings, equipment, and personnel required by the Advisory Consultant to perform these services on the terms and for the compensation provided in this Agreement.

3. SERVICES TO BE PROVIDED BY ADVISORY CONSULTANT. In particular, the Advisory Consultant shall assist the Adviser by gathering data and performing the quantitative analysis necessary to identify the styles and past performance of potential new subadvisers for a Portfolio as well as performing similar ongoing quantitative analysis of the performance of these subadvisers. The Advisory Consultant also shall assist the Adviser in performing a continuing quantitative and qualitative evaluation of the skills and abilities of the other subadvisers in managing assets pursuant to a particular management style. In this connection, the Advisory Consultant shall provide the Adviser, and the Fund's Board and officers with any reports and documentation as the Adviser, and the Fund's Board and officers shall reasonably request regarding the Advisory Consultant's duties for the Adviser. The Advisory Consultant shall not delegate any of the Advisory Consultant's duties under this Agreement to any other advisory consultant without the consent and approval of the Fund's Board and a majority of those trustees who are not parties to this Agreement or "interested persons" of any party; provided, that, in the event the Advisory Consultant is authorized to so delegate, the Advisory Consultant shall retain overall responsibility for these delegated powers and functions and any and all obligations and liabilities in connection therewith.

4. COMPLIANCE BY ADVISORY CONSULTANT WITH PORTFOLIO POLICIES AND APPLICABLE LAW. The Advisory Consultant shall carry out the Advisory Consultant's responsibilities under this

Agreement in compliance with: (a) a Portfolio's investment objective, policies and restrictions, as set forth in the Fund's current registration statement, as amended from time to time; (b) any policies or directives as the Fund's Board from time to time may establish or issue and communicate to the Adviser; and (c) applicable law and related regulations. The Adviser shall promptly notify the Advisory Consultant in writing of changes to (a) or (b) above and shall notify the Advisory Consultant in writing of changes to (c) above promptly after the Adviser becomes aware of these changes. The Advisory Consultant shall promptly notify the Advisor in writing in the event that the Advisory Consultant becomes aware that a Portfolio subadviser does not, or cannot, perform the subadviser's responsibilities under the Portfolio subadviser's agreement with the Adviser.

5. LIMITATIONS OF ADVISORY CONSULTANT'S DUTIES. The Advisory Consultant is not responsible for implementing the investment objective(s) or policies of the Portfolios. In particular, the Advisory Consultant is not responsible for placing orders for the purchase or sale of securities or other investments for a Portfolio with brokers or dealers. In this connection, the Advisory Consultant is not authorized to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolios.

6. NON-EXCLUSIVITY OF ADVISORY CONSULTANT'S SERVICES. The Advisory Consultant's services under this Agreement are not exclusive. The Advisory Consultant may provide the same or similar services to other clients. This Agreement does not require the Advisory Consultant to give priority to a Portfolio over other client accounts or portfolios. The Advisory Consultant shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, Fund or a Portfolio or otherwise be deemed an agent of the Adviser, Fund or Portfolios.

7. REGISTRATION OF ADVISORY CONSULTANT. The Advisory Consultant is registered as an investment adviser with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Advisory Consultant shall remain so registered throughout the term of this Agreement and shall notify the Adviser immediately if the Advisory Consultant ceases to be so registered as an investment adviser.

8. REPRESENTATIONS AND COVENANTS OF ADVISORY CONSULTANT. The Advisory
Consultant: (a) is duly organized and validly existing under California law with the power to own and possess the Advisory Consultant's assets and carry on the Advisory Consultant's business as this business is now being conducted; (b) has the authority to enter into and perform the services and other matters contemplated by this Agreement; (c) is not prohibited by the Investment Company Act of 1940, as amended (the "1940 Act") or the Advisers Act from performing the services and other matters contemplated by this Agreement; (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services and other matters contemplated by this Agreement; and (e) shall promptly notify the Adviser of the occurrence of any event that would disqualify the Advisory Consultant from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

9. REPRESENTATIONS AND COVENANTS OF ADVISER. The Adviser: (a) is duly organized and validly existing under Pennsylvania law with the power to own and possess the Adviser's assets and carry on the Adviser's business as this business is now being conducted; (b) has the authority to enter into and perform the services and other matters contemplated by this Agreement; (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (d) has met, and shall continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services and other matters contemplated by this Agreement; and (e) shall promptly notify the Advisory Consultant of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. The Adviser represents that the Fund is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the Fund's shares representing interests in the Portfolios are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

10. ADVISORY CONSULTANT CODE OF ETHICS. The Advisory Consultant certifies that the Advisory Consultant has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1"), and that the Advisory Consultant has instituted procedures reasonably necessary to prevent Access Persons from violating the Advisory Consultant's code of ethics. The Advisory Consultant shall provide the Adviser and the Fund with a copy of that code, together with evidence of the code's adoption. Within twenty (20) days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of the Advisory Consultant shall certify to the Adviser or the Fund that the Advisory Consultant has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of the Advisory Consultant's code of ethics or, if a violation has occurred, that appropriate action has been taken in response to the violation; provided, that, no less frequently than annually, the appropriate officer of the Advisory Consultant shall furnish a written report to the Adviser that complies with the requirements of Rule 17j-1 with respect to these reports regarding issues, material violations, and any related sanctions in connection with the administration of the code of ethics, or as otherwise required pursuant to Rule 17j-1. Upon written request of the Adviser or the Fund, the Advisory Consultant shall permit representatives of the Adviser or the Fund to examine the reports (or summaries of the reports) required to be made to the Advisory Consultant by Rule 17j-1(d)(1) and other records evidencing enforcement of the code of ethics.

11.      FEE PROVISIONS.

         (a) FEE. For the services rendered, the facilities furnished, and the expenses assumed by the Advisory Consultant, the Adviser shall pay the Advisory Consultant quarterly fees, in arrears, based on the combined net assets of all Portfolios on which the Advisory Consultant provides advice to the Adviser, calculated daily at the annual rate specified in an appendix to this Agreement, as may be amended from time to time under this Agreement ("Appendix B"). The Advisory Consultant's fee shall be accrued daily at 1/365th of the applicable annual rate set forth in Appendix B. For the purpose of accruing compensation, the net assets of a Portfolio shall be determined in the manner and on the dates set forth in the Fund's current prospectus, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.

         (b) SPECIAL FEE PROVISIONS. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty (30) business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of a Portfolio as of the last business day prior to the suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until the Portfolio's net asset value is again determined.

12.      RECORDS.

         (a) MAINTENANCE OF RECORDS. Advisory Consultant hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act ("Rule 31a-2"), all records relating to the Portfolios for which the Advisory Consultant provides investment advisory services to the Adviser under this Agreement concerning the Portfolio subadvisers that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(11) and (f) of Rule 31 a-1 under the 1940 Act and any additional records as the Adviser may be required to create and maintain in connection with an order of the Securities and Exchange Commission exempting the Adviser and the Fund from the otherwise applicable shareholder approval requirements of
         Section 15(a) of the 1940 Act in connection with the hiring of certain other Portfolio subadvisers.

         (b) OWNERSHIP OF RECORDS. The Advisory Consultant agrees that all books and records that the Advisory Consultant maintains for a Portfolio or the Fund are the Fund's property and further agrees to surrender promptly to the Adviser or the Fund any books, records, or information upon the Adviser's or the Fund's request; provided, however, that the Advisory Consultant may retain copies of the records. All the requested books and records shall be made available, within five (5) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Advisory Consultant's offices. The Adviser and the Fund or either of the Adviser's or Fund's authorized representatives shall have the right to copy any records in the possession of the Advisory Consultant that pertain to the Portfolio or the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all these books, records, or other information shall be returned to the Adviser or the Fund. The Advisory Consultant agrees that the policies and procedures the Advisory Consultant has established with respect to the Fund or a

         Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the Advisory Consultant/client relationship regarding the Fund and the Portfolio, shall be made available for inspection by the Adviser and the Fund or either of the Adviser's or Fund's authorized representatives not less frequently than annually.

13.      CONFIDENTIALITY.

         (a) NON-DISCLOSURE BY ADVISORY CONSULTANT. The Advisory Consultant agrees that the Advisory Consultant will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever; except as authorized in this Agreement, or specifically by the Adviser or the Fund, or if this disclosure or use is required by federal or state regulatory authorities or by a court.

         (b) NON-DISCLOSURE EXCEPTIONS. The Advisory Consultant may disclose the investment performance of a Portfolio; provided, that the disclosure does not reveal the identity of the Adviser, the Portfolio, or the Fund. The Advisory Consultant may, however, disclose that the Adviser, the Fund and a Portfolio are the Advisory Consultant's clients; provided, that the disclosure does not reveal the investment performance or the composition of a Portfolio.

14. LIMITATION OF LIABILITY OF ADVISORY CONSULTANT. In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Advisory Consultant or the Advisory Consultant's officers, partners, directors, or employees, or reckless disregard by the Advisory Consultant of the Advisory Consultant's duties under this Agreement (together, "disabling conduct"), the Advisory Consultant shall not be liable to the Adviser, Fund or Portfolios, or to any shareholder of the Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or other investment, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

15. DOCUMENT DELIVERY AND REVIEW. The Adviser shall furnish the Advisory Consultant with copies of the Fund's prospectus and statement of additional information, proxy statements, sales literature, or any other material prepared for distribution to its shareholders, or the public that refer in any way to the Advisory Consultant, and shall not use such material if the Advisory Consultant reasonably objects in writing within three (3) business days or such other time as may be agreed to by the parties in writing after receipt thereof, as soon as practicable after such documents become available. The Adviser shall ensure that materials prepared by employees or agents of the Adviser that refer to the Advisory Consultant in any way are consistent with those materials previously approved by the Advisory Consultant, as referenced in the preceding sentence. The Adviser shall furnish the Advisory Consultant with any further documents, materials, or information that the Advisory Consultant may reasonably request in writing to perform the Advisory Consultant's duties pursuant to this Agreement.

16. EFFECTIVENESS. This Agreement shall not become effective with respect to a Portfolio until this Agreement is approved by the Fund's Board, including a majority of trustees who are not parties to this Agreement or "interested persons" of any party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of a Portfolio. Subject to receipt of all necessary approvals, this Agreement shall be effective as of the date, and for the term, provided in Appendix A with respect to a Portfolio.

17. TERMINATION. This Agreement may be terminated with respect to a Portfolio at any time without the payment of any penalty, by the Fund's Board, or by vote of a majority of the outstanding shares of the Portfolio, on sixty (60) days written notice to the Adviser and Advisory Consultant, or by the Adviser or Advisory Consultant, on sixty (60) days written notice to the other. This Agreement shall automatically terminate in the event of the Agreement's assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Fund regarding the Adviser's management of the affected Portfolio(s). In accordance with Rule 15a-4 under the 1940 Act, this Agreement, unless sooner terminated, shall continue until the earlier of:
(i) the date on which the Fund's Board of Trustees (including a majority of the Trustees which are not "interested persons" of the Trust (as that term is defined in the 1940 Act)) and a "majority" (as that term is defined in the 1940
Act) of the Fund's outstanding voting securities have approved a new investment consulting agreement in regard to the affected Portfolios; and (ii) ______________, 2003.

18. AMENDMENT. This Agreement may be amended with respect to a Portfolio in writing by the parties only if the amendment is specifically approved by: (a) a majority of those trustees who are not parties to this Agreement or "interested persons" of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval; and (b) if required by applicable law, the vote of a majority of the outstanding shares of each affected Portfolio.

19. DEFINITIONS. The terms "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in Section 2(a) of the 1940 Act. The term "majority of the outstanding shares" means the lesser of (a) sixty-seven percent (67%) or more of the shares present at a meeting if more than fifty percent (50%) of these shares are present or represented by proxy or (b) more than fifty percent (50%) of the outstanding shares.

20. GOVERNING LAW. This Agreement shall be construed in accordance with Pennsylvania law and applicable provisions of the Advisers Act and 1940 Act.

21. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

22. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        GARTMORE MUTUAL FUND CAPITAL TRUST

                                        By:  ______________________________
                                        Name:  _____________
                                        Title: ______________

ATTEST:

By: ____________________________________

                                         WILSHIRE ASSOCIATES INCORPORATED

                                        By:    ______________________________
                                        Name:    Stephen L. Nesbitt
                                        Title:  Senior Managing Director

ATTEST:

By:

                                   APPENDIX A
             TO THE INTERIM INVESTMENT CONSULTING AGREEMENT BETWEEN
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                      AND WILSHIRE ASSOCIATES INCORPORATED

                     PORTFOLIO(S)                                          EFFECTIVE DATE AND TERM
                     ------------                                          -----------------------
All Pro Broad Equity Portfolio                          The effective date of this Agreement with respect to this
All Pro Large Cap Growth Portfolio                      Portfolio shall be as of the close of business on the ___
All Pro Large Cap Value Portfolio                       day of _____________, 2002. Subject to Section 17 of this
All Pro Small Cap Growth Portfolio                      Agreement, and in accordance with Rule 15a-4 under the 1940
All Pro Small Cap Value Portfolio                       Act, the term of this Agreement shall continue for two (2)
Bond Portfolio                                          years and shall thereafter continue in effect from year to year so long as the Agreement's continuance is specifically approved at least annually by: (a) the Fund's Board, or by the vote of a majority of the outstanding shares of the Portfolio, and
                                                        (b) a majority of those trustees who are not parties to this
                                                        Agreement or interested persons of any party cast in person at a meeting called for the purpose of voting on the Agreement's approval.

GARTMORE MUTUAL FUND CAPITAL TRUST

By: ______________________________                Date:  _____________
    Name:   _____________
    Title:  _____________




WILSHIRE ASSOCIATES INCORPORATED

By:   ______________________________              Date: _____________
         Name:  Stephen L. Nesbitt
         Title:  Senior Managing Director

                                   APPENDIX B
             TO THE INTERIM INVESTMENT SUBADVISORY AGREEMENT BETWEEN
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                      AND WILSHIRE ASSOCIATES INCORPORATED

                              PORTFOLIO(S)                                                        FEE
                              ------------                                                        ---
All Pro Broad Equity Portfolio                                             0.05% on the combined average daily net assets,
All Pro Large Cap Growth Portfolio                                         calculated as described in Section 11 of this
All Pro Large Cap Value Portfolio                                          Agreement.
All Pro Small Cap Growth Portfolio
All Pro Small Cap Value Portfolio
Bond Portfolio



GARTMORE MUTUAL FUND CAPITAL TRUST

By:  ______________________________                Date:  _____________
       Name:    _____________
       Title:   _____________




WILSHIRE ASSOCIATES INCORPORATED

By:   ______________________________               Date:  _____________
         Name:  Stephen L. Nesbitt
         Title:  Senior Managing Director


                                       B-1